UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2016

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2016, CareDx, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. (the “Representative”), as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 2,250,000 shares of the Company’s common stock (“Common Stock”). The public offering price is $4.00 per share of Common Stock and the Underwriters have agreed to purchase the Common Stock pursuant to the Underwriting Agreement at a price of $3.75 per share. Under the terms of the Purchase Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the closing of the Offering, to purchase up to an additional 337,500 shares of Common Stock at the public offering price to cover over-allotments, if any.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-206277), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2015, a base prospectus dated December 4, 2015 and a prospectus supplement dated September 21, 2016.

Net proceeds from the Offering are expected to be approximately $7.8 million (excluding any sale of shares of Common Stock pursuant to the over-allotment option granted to the Underwriters), after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The purchase and sale of the Common Stock, and the closing of the Offering, is expected to take place on or about September 26, 2016, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Purchase Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit, without the prior written consent of the Representative, the sale, transfer or other disposition of securities of the Company prior to December 16, 2016.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock to be issued in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events.

On September 21, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1	Purchase Agreement, dated as of September 21, 2016, by and between CareDx, Inc. and Piper Jaffray & Co., as representative of the several underwriters named therein.

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2016	CAREDX, INC.

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Purchase Agreement, dated as of September 21, 2016, by and between CareDx, Inc. and Piper Jaffray & Co., as representative of the several underwriters named therein.

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 21, 2016.